SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 20, 2008

                           EPIC ENERGY RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)


     Colorado                         0-31357                  94-3363969
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(State of incorporation)        (Commission File No.)        (IRS Employer
                                                          Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (281)-419-3742

                                       N/A
                           --------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry Into a Material Definitive Agreement

      In February 20, 2008, the Company acquired Epic Integrated Solutions LLC, an unaffiliated entity, for cash and shares of its restricted common stock. At closing, the Company paid $600,000 and issued 1,000,000 shares of its common stock to the three owners of Epic Integrated. An additional $1,700,000 will be paid to the three owners in periodic installments during 2008 and 2009. The 1,000,000 shares were shares issued to Epic Integrated's owners, each of whom is also an officer of Epic Integrated. The shares issued to each owner will vest over a three year period. All or a portion of the shares issued to each officer will be forfeited and be returned to the Company if the officer voluntarily terminates his or her employment prior to February 20, 2011.

      Epic Integrated, from its base in Houston, Texas, provides the oil and gas industry with specialized training, operations documentation and data management services for the start up and operation of complex energy production facilities. Epic Integrated's experience includes projects in the United States, as well as with deepwater basins around the world.

Item 2.01   Completion of Acquisition or Disposition of Assets

      At the time of the acquisition, Epic Integrated's assets consisted primarily of cash, accounts receivable, and property and equipment.

Item 9.01   Financial Statements and Exhibits

      The financial statements of Epic Integrated Solutions, together with the required proforma financial statements, will be filed as an amendment to this report.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 27, 2008                  EPIC ENERGY RESOURCES, INC.


                                          By  /s/ John Ippolito
                                              ------------------------------
                                              John Ippolito, President